Exhibit T3G

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

HSBC Bank USA, National Association
(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation	(I.R.S. Employer
or organization if not a U.S.	Identification No.)
national bank)

1201 Market Street, Ste 1001
Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Kevin T. O’Brien, SVP
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1311
(Name, address and telephone number of agent for service)

Kinney Drugs, Inc
(Exact name of obligor as specified in its charter)

New York	15-0358720
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

29 East Main Street
Gouverneur, New York	13642
(Address of principal executive offices)	(Zip Code)

5% Participating Promissory Notes due 2015
(Title of Indenture Securities)

General
Item 1. General Information.

Furnish the following information as to the trustee:

(a)  Name and address of each examining or supervisory
authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System,
Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe
each such affiliation.

None

Items 3-15.  Not Applicable

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (September 30, 2007), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.
(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 12th day of March, 2008.

HSBC BANK USA, NATIONAL ASSOCIATION

By:  /s/ Andres E. Serrano
Andres E. Serrano
Vice President

Exhibit T1A (vii)

Board of Governors of the Federal Reserve System
OMB Number: 7100-0036
Federal Deposit Insurance Corporation
OMB Number: 3064-0052
Office of the Comptroller of the Currency
OMB Number: 1557-0081
Federal Financial Institutions Examination Council                 Expires March 31, 2009

Please refer to page i, Table of Contents, for the required disclosure of estimated burden.	1

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business September 30, 2007	(20040630) (RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).
This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,   Clive Bucknall, Controller
Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

   /s/ Joseph R. Simpson
Signature of Officer Authorized to Sign Report

             11/2/07
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

  /s/ Sal H. Alfieri
Director (Trustee)
  /s/ Bernard J. Kennedy
Director (Trustee)
  /s/ Martin Glynn
Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or  computer diskette; or

b)      in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	5	7	8	9	0
(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)	HSBC Bank USA, NATIONAL ASSOCIATION Legal Title of Bank (TEXT 9010) Wilmington City (TEXT 9130) DE 19801 State Abbrev. (TEXT 9200) ZIP Code (TEXT 9220)

Board of Governors of the Federal  Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries
HSBC Bank USA, National Association of Buffalo
Name of Bank City

in the state of New York, at the close of business September 30, 2007

ASSETS
		Thousands of dollars
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		2,570,505
b. Interest-bearing balances		7,974,489
Held-to-maturity securities		2,861,694
Available-for-sale securities		21,302,328
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		4,932,000
b. Securities purchased under agreements to resell		6,129,851
Loans and lease financing receivables:
Loans and leases held for sale		6,423,068
Loans and leases net of unearned income	85,715,891
LESS: Allowance for loan and lease losses	1,057,812
Loans and lease, net of unearned income, allowance, and reserve		84,658,079
Trading assets		30,228,541
Premises and fixed assets		548,845
Other real estate owned		62,019
Investments in unconsolidated subsidiaries		319,017
Customers' liability to this bank on acceptances outstanding		NA
Intangible assets: Goodwill		2,111,113
Intangible assets: Other intangible assets		578,740
Other assets		11,110,574
Total assets		181,810,863

LIABILITIES

Deposits:
In domestic offices		79,511,071
Non-interest-bearing	12,023,482
Interest-bearing	67,487,589
In foreign offices		34,847,968
Non-interest-bearing	1,260,866
Interest-bearing	33,587,102

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		107,294
b. Securities sold under agreements to repurchase		1,542,040

Trading Liabilities		16,856,367
Other borrowed money		24,873,215
Bank's liability on acceptances		NA
Subordinated notes and debentures		4,008,743
Other liabilities		7,895,279
Total liabilities		169,641,977
Minority Interests in consolidated Subsidiaries		309
EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common Stock		2,000
Surplus		10,122,775
Retained earnings		2,378,192
Accumulated other comprehensive income		-334,390
Other equity capital components		0
Total equity capital		12,168,577
Total liabilities, minority interests and equity capital		181,810,863

Exhibit A

HSBC BANK USA, NATIONAL ASSOCIATION

I hereby CERTIFY that the following is a true and exact copy of an excerpt from Section 8.2 of the By-Laws of HSBC Bank USA, National Association (the "Association") as amended and restated by the Board of Directors as of January 20, 2005, and that it has not been repealed or further amended and remains in full force and effect on the date of this Certificate.

"Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the association, by the Chairman of the Board, or the President, or the Chief Executive Officer, or any Vice President, or the Secretary, or the Cashier, or any other officer, employee or agent designated by the Board or the Chief Executive Officer or his or her designee, or if in connection with the exercise of fiduciary powers of the association by any of those officers or by any trust officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the association in such other manner and by such other officers as the Board may from time to time direct."

I further CERTIFY that each of the officers listed below has been duly appointed, has been assigned to the Trust Division and has been duly authorized pursuant to such By-Laws to execute documents on behalf of HSBC Bank USA, National Association.

Marie A. Mattera, First Vice President
Fernando Acebedo, Vice President
Herawattee Alli, Vice President
Robert J. Braun, Assistant Vice President
Robert Conrad, Vice President
Frank J. Godino, Vice President
Sandra E. Horwitz, Vice President
Joanne E. Ilse, Vice President
Nelson Kercado, Assistant Vice President
Annette Kos-Culkin, Vice President
Chi S. Le, Vice President
Joseph A. Lloret, Assistant Vice President
Vivian Ly, Assistant Vice President
Thomas G Mackay, Vice President
Marcia A. Markowski, Vice President
Susie Moy, Vice President
Thomas Musarra, Vice President
Alexander Pabon, Vice President
Lisa Price, Vice President
Deirdra N. Ross, Vice President
M. Lance Skogstrom, Vice President
Andres Serrano, Vice President
Elena Zheng, Assistant Vice President

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of HSBC Bank USA, National Association on the 12th day of March, 2008.

/s/ Herawattee Alli
Name: Herawattee Alli
Title: Assistant Secretary